Exhibit 10.6

STOCK OPTION CONSIDERATION AGREEMENT
GRANT DATE: <<GRANT_DATE>>

The following Agreement is established to protect the trade secrets, intellectual property, confidential information, customer relationships and goodwill of Motorola Solutions, Inc. and each of its subsidiaries (the "Company") both as defined in the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015, as may be amended (the "Amended 2015 Plan").

As consideration for the stock option(s) granted to me on the date shown above under the terms of the Amended 2015 Plan (“the Covered Options”), and Motorola Solutions having provided me with Confidential Information as a Motorola Solutions appointed vice president or elected officer, I agree to the following:

(1)    I agree that during the course of my employment and (a) at any time thereafter, I will not use or disclose, except on behalf of the Company and pursuant to its directions, any trade secrets of the Company, and (b) for fifteen (15) years following my termination of employment with the Company, I will not use or disclose, except on behalf of the Company and pursuant to its directions, any Confidential Information. Without limiting the generality of the foregoing, Confidential Information means information concerning the Company and its business that is not generally known outside the Company. Confidential Information includes: (i) intellectual property; (ii) the Company’s methods of operation and Company processes; (iii) information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (iv) information on customers or potential customers, including customer’s names, sales records, prices, and other terms of sales and Company cost information; (v) Company personnel data; (vi) Company business plans, marketing plans, financial data and projections; (vii) information received in confidence by the Company from third parties; and (viii) any other information concerning the Company and its business not generally known outside the Company that could reasonably be expected to prove deleterious to the Company if disclosed to competitors or other third parties. Information regarding products or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented.

(2)    I agree that during my employment and for a period of one (1) year following termination of my employment for any reason, I will not hire, recruit, solicit or induce, or cause, allow, permit or aid others to hire, recruit, solicit or induce, or to communicate in support of those activities, any employee of the Company who possesses Confidential Information of the Company to terminate his/her employment with the Company and/or to seek employment with my new or prospective employer, or any other company.

(3)    I agree that during my employment and for a period of one (1) year following termination of my employment for any reason, I will not, directly or indirectly, in any capacity, for Participant’s new or prospective employer, or any other person, company, or entity, accept employment involving or otherwise engage in any activity or activities which are competitive with or similar to any activity or activities in which I engaged at any time during the two (2) years preceding termination of my employment in connection with any products, services, projects or technological developments (existing or planned) on which I worked or about which I learned Confidential Information at any time during the two (2) years preceding termination of my employment. This paragraph applies in any countries in which I have physically been present performing work for the Company or its subsidiary at any time during the two (2) years preceding termination of my employment.

(4)    I agree that during my employment and for a period of one (1) year following termination of my employment for any reason, I will not, directly or indirectly, in any capacity, on behalf of myself or any other person, company or entity, solicit or participate in soliciting, products or services competitive with or similar to products or services offered by, manufactured by, designed by or distributed by the Company to any person, company or entity which was a customer or potential customer for such products or services and with which I had direct or indirect contact regarding those products or services or about which I learned Confidential Information at any time during the two (2) years prior to termination of employment with the Company.
(5)    I agree that during my employment and for a period of one (1) year following termination of my employment for any reason, I will not directly or indirectly, in any capacity, provide products or services competitive with or similar to products or services offered by the Company to any person, company or entity which was a customer for such products or services and with which customer I had direct or indirect contact regarding those products or services or about which customer I learned Confidential Information at any time during the two (2) years prior to termination of my employment with the Company.

(6)    I agree that during my employment and for a period of one (1) year following termination of my employment for any reason, I will not, directly or indirectly, in a similar capacity in which I provided services to the Company during my employment, accept employment with, render services to and/or act as an agent, associate, independent contractor, consultant, manager, member or partner of any person, company, or entity that competes with the Company in connection with any products, services, projects or technological developments (existing or planned) on which I worked or about which I learned Confidential Information at any time during the one (1) year preceding termination of my employment.
(7)    If I am an officer subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) on the day of this grant, or I become an officer subject to Section 10D of the Exchange Act, I acknowledge that the Covered Options are subject to the terms and conditions of the Company’s Policy Regarding Recoupment of Incentive Payments Upon Financial Restatement (such policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act, the “Recoupment Policy”). The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”), the Company’s independent directors may require, among other things, as applicable, (a) cancellation of any of the Covered Options that remain outstanding; and/or (b) reimbursement of any gains realized in respect of the Covered Options, if and to the extent the conditions set forth in the Recoupment Policy shall apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon me. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.
(8)     I agree that by accepting the Covered Options, if I violate the terms of any of paragraphs 1 through and including 6 of this Agreement, then, in addition to any other remedies available in law and/or equity, all of my vested and unvested Covered Options will terminate and no longer be exercisable, and for all Covered Options exercised within one (1) year prior to the termination of my employment for any reason or any time after termination of my employment for any reason, I will immediately pay to the Company the difference between the exercise price on the date of grant as reflected in the Award Document for the Covered Options and the market price of the Covered Options on the date of exercise (the “spread”).

(9)     The requirements of this Agreement can be waived or modified only upon the prior written consent of Motorola Solutions, Inc. I acknowledge that the promises in this Agreement, not any employment of or services performed by me in the course and scope of that employment, are the sole consideration for the Covered Options. I agree the Company shall have the right to assign this Agreement which shall not affect the validity or enforceability of this Agreement. This Agreement shall inure to the benefit of the Company assigns and successors.

(10)     I agree that during my employment and for a period of one (1) year following the termination of my employment for any reason, I will immediately inform the Company of (a) the identity of my new employer (or the nature of any start-up business, consulting arrangements or self-employment), (b) my new title, and (c) my job duties and responsibilities. I agree that I will advise my new or prospective employer of the restrictions set forth in this Agreement before I accept employment with such employer. I hereby authorize the Company to provide a copy of this Agreement to my new employer. I further agree to provide information to the Company as may from time to time be requested in order to determine my compliance with the terms of this Agreement.

(11)    I recognize and acknowledge that the Company is engaged in a continuous program of research and development and that the business in which the Company is engaged is intensely competitive. I acknowledge and agree that the restrictions set forth herein are reasonable with respect to scope, duration, and geography, and are properly required for the protection of the legitimate business interests of the Company.

I acknowledge and agree that my compliance with this Agreement is necessary to protect the Company’s goodwill, Confidential Information and other protectable interests, that my failure to comply with this Agreement, including without limitation the breach or anticipated breach of paragraphs 1, 2, 3, 4, 5 and/or 6 of this Agreement, will irreparably harm the business of the Company, and that monetary damages would not provide an adequate remedy to the Company in the event of such non-compliance.

Therefore, I acknowledge and agree that the Company shall be entitled to obtain an injunction and other equitable relief in any court of competent jurisdiction against a breach by me of this Agreement, without the posting of bond or other security, in addition to and cumulative with any other legal or equitable rights and remedies the Company may have pursuant to this Agreement, any other agreements between me and the Company for the protection of the Company’s Confidential Information, or law, including without limitation injunctive relief or the recovery of liquidated damages. I agree that any interim or final equitable relief entered by a court of competent jurisdiction, as specified in paragraph 14 below, will, at the request of the Company, be entered on consent and enforced by any such court having jurisdiction over me. In the event that the Company successfully enforces this Agreement against me in any court, I agree to indemnify the Company for the actual costs incurred by the Company in enforcing this Agreement, including but not limited to attorneys' fees.

I expressly agree that the Company may take such actions as are necessary or appropriate to effectuate the foregoing provisions in this Agreement (as applicable to me) or applicable law without further consent or action being required by me. For purposes of the foregoing and as a condition to this grant, I expressly and explicitly authorize the Company to issue instructions, on my behalf, to the Designated Broker (as defined below) (or any other stock plan service provider engaged by the Company to administer awards granted under the Amended 2015 Plan) to re-convey, transfer or otherwise return such shares of Company common stock and/or other amounts to the Company. “Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the Amended 2015 Plan.
I acknowledge that I am hereby advised in writing to consult with an attorney before entering into the restrictions outlined in this Agreement. I acknowledge that prior to acceptance of this Agreement, I have been advised by the Company of my right to seek independent advice from an attorney of my own selection regarding this Agreement, including the restraints imposed upon me pursuant to paragraphs 1-11 above. I acknowledge that I have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. I further represent that in entering into this Agreement, I am not relying on any statements or representations made by any of the Company’s directors, officers, employees or agents which are not expressly set forth herein, and that I am relying only upon my own judgment and any advice provided by the my attorney. I acknowledge that I have been provided at minimum 14 calendar days to review the provisions contained herein.
(12)    With respect to the Covered Options, this Agreement is my entire agreement with the Company. No waiver of any breach of any provision of this Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision. The provisions of this Agreement shall be severable and in the event that any provision of this Agreement shall be found by any court as specified in paragraph 14 below to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. I also agree that the court may modify any invalid, overbroad or unenforceable term of this Agreement so that such term, as modified, is valid and enforceable under applicable law. Further, I affirmatively state that I have not, will not and cannot rely on any representations not expressly made herein.

(13)    I accept the terms of this Agreement and the above option(s) to purchase shares of the common stock of the Company, subject to the terms of this Agreement, the Amended 2015 Plan, and any Award Document issued pursuant thereto. I am familiar with the Amended 2015 Plan and agree to be bound by it to the extent applicable, as well as by the actions of the Company’s Board of Directors or any committee thereof.

(14)    I agree that this Agreement and the Amended 2015 Plan, and any Award Document issued pursuant thereto, together constitute an agreement between the Company and me. I further agree that this Agreement is governed by the laws of Illinois, without giving effect to any state’s principles of conflicts of laws, and any legal action related to this Agreement shall be brought only in a federal or state court located in Illinois, USA, and I hereby waive any defense or objection related to improper or inconvenient forum, venue or jurisdiction.

Notwithstanding the foregoing, the Company does not intend for anything in this Stock Option Consideration Agreement to limit, prevent, impede or interfere with your non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company or any of its subsidiaries’ past or future conduct, engage in any activities protected under whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency (and for purpose of clarity, you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). You do not need prior authorization from the Company to make any such reports or disclosures and are not required to notify the Company that you have made such reports or disclosures.

In addition, and notwithstanding the foregoing, the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order

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